Exhibit 21.1

Subsidiaries of the Registrant

             Name of Subsidiary                   State of Organization
--------------------------------------------    -------------------------

RushTrade Securities, Inc.                             Delaware
Rushmore Securities Corporation                        Texas
RushTrade.com, Inc.                                    Texas
Rushmore Investment Management Corporation             Texas
Rushmore Insurance Services, Inc.                      Texas
Rushmore Insurance Services, Inc.                      Delaware
Rushmore Realty Advisors, Inc.                         Texas
RushTrade Software Services, Inc.                      Texas
Rushmore Agency of Arizona, Inc.                       Arizona


All subsidiaries are wholly owned and conduct business in their legal names.

Rushmore Insurance Services, Inc. (a Texas corporation) and Rushmore Insurance Services, Inc. (a Delaware corporation) are owned by D. M. (Rusty) Moore, Jr. and are treated as affiliates of the Registrant.








                                    Page 25